Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Lantronix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(o)	(1)	(2)	$100,000,000	.00015310	$15,310.00

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

	Total Offering Amounts					$100,000,000		$15,310.00

	Total Fees Previously Paid

	Total Fee Offsets							$7,064.23 (3)

	Net Fee Due							$8,245.77

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form of Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Newly Registered Shares
Fee Offset Claims	Lantronix, Inc.	S-3	333-259454	September 10, 2021		$7,064.23 (3)	Equity	Common Stock, par value $0.01 per share		$64,750,000
Fee Offset Sources	Lantronix, Inc.	S-3	333-259454		September 10, 2021						$7,064.23 (3)

(1)	This registration statement covers an indeterminate number of shares of common stock up to a proposed maximum aggregate offering price of $100,000,000, which may be offered from time to time in unspecified numbers and indeterminate prices. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of securities that may become issuable as a result of stock splits, stock dividends or similar transactions relating to the securities registered hereunder by the Registrant.

(2)	The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered by this registration statement.

(3)

On August 31, 2018, the registrant filed a registration statement on Form S-3 (File No. 333-227127) with the U.S. Securities and Exchange Commission to register $35,000,000 of securities and paid the associated filing fee of $4,357.50. Pursuant to Rule 415(a)(6), the registrant then carried forward $24,200,000 of unsold securities to a Registration Statement on Form S-3 (File No. 333-259454), filed on September 10, 2021 (the “2021 Registration Statement"). The Registrant also registered $75,800,000 of new securities on the 2021 Registration Statement, for which the Registrant paid a filing fee of $8,269.78 (based on the filing fee rate in effect at the time of the filing of the 2021 Registration Statement). Securities in the amount of $64,750,000, that were registered under the 2021 Registration Statement, remain unsold as of the date hereof. Pursuant to Rule 457(p) under the Securities Act, filing fees of $7,064.23 representing the aggregate offering price of unsold securities that were initially registered pursuant to the 2021 Registration Statement are being offset against the $15,310 of registration fees due for this offering. The balance of the registration fee, $8,245.77, is being paid herewith.